Exhibit 99.2

STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Universal Corporation for the period ended September 30, 2002, I, Hartwell H. Roper, Vice President and Chief Financial Officer of Universal Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)  such Form 10-Q for the period ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in such Form 10-Q for the period ended September 30, 2002 fairly presents, in all material respects, the consolidated financial condition and results of operations of Universal Corporation and its sub sidiaries as of and for the periods presented in such Form 10-Q.

By: /s/ Hartwell H. Roper	Date: November 7, 2002
Hartwell H. Roper
Vice President and Chief Financial Officer